EXHIBIT 5
                                                                       ---------

                        [LETTERHEAD OF WIGGIN & DANA LLP]


                                                                May 20, 2002


BIW Limited
230 Beaver Street
Ansonia, CT  06401-0426

Ladies and Gentlemen:

We have acted as counsel to BIW Limited, a Connecticut corporation (the "Company"), in connection with (i) the preparation and filing of the Company's Registration Statement on Form S-4 (Registration No. 333-84508)(the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act") of 2,042,880 shares (the "Shares") of the common stock, without par value, of the Company (the "BIW Common Stock"), (ii) the merger (the "Merger") of the Company's wholly-owned subsidiary, Birmingham Mergings, Inc., a Connecticut corporation ("Mergings"), with and into Birmingham Utilities, Inc., a specially-chartered Connecticut corporation and the holder of all of the issued and outstanding capital stock of the Company ("BU") , and
(iii) the related share exchange (the "Exchange") whereby each issued and outstanding share of Mergings common stock will be converted into one share of BU common stock, without par value (the "BU Common Stock") and each outstanding share of BU Common Stock (excluding shares with respect to which dissenters' rights have been properly exercised) will be automatically converted into one share of BIW Common Stock.

In connection with this opinion, we have reviewed and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of the following: (1) the Registration Statement, (ii) the Certificate of Incorporation and Bylaws of the Company as currently in effect, (iii) the Agreement and Plan of Merger and Share Exchange (the "Agreement"), among the Company, BU and Mergings, attached as Exhibit A to the Proxy Statement and Prospectus forming a part of the Registration Statement, (iv) certain resolutions adopted or proposed to be adopted by the Board of Directors of the Company and BU relating to the transactions contemplated by the Registration Statement, and (v) such other records, documents and instruments as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.

We have assumed, with your consent, that (i) the Merger and the Exchange will be effected in accordance with the Agreement and the laws of the State of Connecticut and in the manner described in the Registration Statement, (ii) all the provisions of the Agreement will be complied with, (iii) the Agreement and the Proxy Statement and Prospectus describe the entire transaction and all related transactions, (iv) the facts and representations made to us by officers and directors of the Company and BU are true and correct, (v) the proposed resolutions to be adopted by the Board of Directors of the Company and BU will be duly approved and adopted prior to the effective date of the Merger and Share Exchange, and (vi) there will be no change in any of the facts or representations material to this opinion between the date of this opinion and the effective time of the Merger and Share Exchange.

Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that the Shares registered by the Registration Statement will be duly authorized and validly issued, and fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the requisite approval for consummation of the Merger and the Share Exchange shall have been obtained from the owners of the BU Common Stock and BU as the sole owner of the BIW Common Stock, (iii) BU and the Company shall have received all necessary regulatory approvals required to consummate the Merger and the Share Exchange, and (iv) the Merger and the Share Exchange shall have been consummated in accordance with the terms of the Agreement and the laws of the State of Connecticut.

As members of the Connecticut bar, we do not hold ourselves out as experts of the laws of other jurisdictions other than the laws of the United States and all of the opinions set forth above are limited to the laws of the State of Connecticut and the United States, and we do not express any opinion concerning any other law.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We further consent to the use of the name of this firm in the Registration Statement and in the Proxy Statement and Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the rules and regulations of the Commission.

                                Very truly yours,


                              /s/ Wiggin & Dana LLP